Exhibit 10(b)
                         SQUIRE RUSHNELL
                     STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (this "Agreement") is effective as of the 13th day of May, 1996 by and between (i) THE NOSTALGIA NETWORK, INC. (the "Corporation"), a Delaware corporation, and
(ii) SQUIRE RUSHNELL ("Employee"), President and Chief Executive Officer of the Corporation.

     WHEREAS, in connection with Employee being engaged as the Corporation's President and Chief Executive Officer pursuant to that certain Agreement of even date herewith between the Corporation and Employee (the "Employment Agreement"), the Corporation has decided to grant to Employee an option to purchase shares of the Corporation's Common Stock.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to Employee the right to purchase, during the period specified in Article 2 hereof, eight hundred thirty-nine thousand eight hundred forty (839,840) shares of Common Stock (such shares of Common Stock being hereinafter referred to as the "Shares") at a price of $0.35 per Share (the "Exercise Price"), in accordance with the terms of this Agreement (such right being hereinafter referred to as the "Option"). This Option is not granted pursuant to The Nostalgia Network, Inc. 1996 Stock Option Plan (the "Option Plan"). As indicated in this Agreement, however, certain rights of Participant hereunder are defined by reference to and are identical to the rights of participants in the Option Plan.

     2. Duration of Option. The Option shall be effective during the period commencing as of the date it is approved by the Company's stockholders and ending on the earliest of (a) the date all of the Shares are purchased pursuant to the terms of this Agreement or are surrendered to the Corporation pursuant to
Section 3E hereof, (b) ninety (90) days after the date of the termination of Employee's employment under Section 5A or 5F of the Employment Agreement (but if shareholder approval has not been received on the termination date, such period shall commence on the date approval is received), (c) one year after the date of the termination of Employee's employment under Section 5B, 5C, 5D or 5E of the Employment Agreement (but if shareholder approval has not been received on the termination date, such period shall commence on the date approval is received) or (d) May 12, 2006 at 5:00 P.M. The Option shall vest in full automatically upon termination of Employee's employment under Section 5C or 5E of the Employment Agreement or upon a Change in Control as defined in the Option Plan. Employee's rights upon a Change in Control shall be identical to those set forth in Section 7.4 of the Option Plan, and shall include the right to surrender the Option for cancellation and to receive payment therefore in accord with the second sentence of said Section 7.4. Upon any expiration of the

Option, the Option shall have no further force or effect, and Employee shall have no further rights in or under the Option or to the Shares which shall not have been purchased by such time pursuant to the Option. The noneffectiveness of this Option pending stockholder approval shall not nullify the grant of the Option or any of Employee's rights hereunder, all of which shall subsist pending stockholder approval.

     3.   Exercise of Option.

          A. Subject to the provisions of Article 2 hereof regarding the duration of the Option and the acceleration of vesting, the Option may be exercised by Employee as follows:
(i) A total of twenty-five percent (25%) of the Shares may be purchased after February 12, 1997, (ii) an additional twenty-five percent (25%) of the Shares may be purchased after November 12, 1997; (iii) an additional twenty-five percent (25%) of the Shares may be purchased after August 12, 1998 and (iv) an additional twenty-five percent (25%) of the Shares may be purchased on or after May 12, 1999. Subject to the terms of Article 2 hereof, any portion of the Option eligible to be exercised by Employee and not previously exercised may be exercised up to May 12, 2006 at 5:00 p.m. Notwithstanding anything contained in this Agreement to the contrary, the Option may be exercised only in amounts of one thousand (1000) Shares or whole multiples thereof; provided, however, that such restriction shall not apply to the purchase by Employee of all Shares which are the subject of the Option which have not previously been purchased by Employee and which Employee shall be otherwise entitled to purchase. The Option may be exercised only if compliance with all applicable Federal and state securities laws can be effected and only by Employee's completion, execution and delivery to the Corporation of a notice of exercise and "investment letter" (if required by the Corporation) as supplied by the Corporation, and the payment to the Corporation, as provided in Section 3C hereof, of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Employee in such notice of exercise. Except in the event of the death of Employee, in which event Employee's estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3B hereof, the Option or any of the rights thereunder may be exercised by Employee only, and may not be transferred or assigned, in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession) or on an absolute or contingent basis, unless consented to in writing by the Corporation.

          B. In the event of the death of Employee at such time that Employee shall possess an Option pursuant to the terms of this Agreement, Employee's estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of one year following the date of Employee's death, to exercise the Option, but only to the extent that Employee was entitled to exercise the Option on the date of death. Any person so desiring to exercise Employee's Option shall be required, as a condition to the exercise of the Option, to furnish to the Corporation such documentation as the Corporation reasonably shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of Employee. In the event of the exercise of such Option by Employee's estate, executors or administrators, or personal or legal representatives, all references herein to Employee shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

          C.   Payment of the amount determined pursuant to
Section 3A hereof shall be made by good check payable to the Corporation.

          D. Upon the exercise of the Option by Employee, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Employee a certificate or certificates evidencing such number of Shares as Employee has so elected to purchase. Such certificate or certificates shall be registered in the name of Employee and, if applicable, shall bear an appropriate investment warranty legend and any legend required by any Federal or state securities law, rule or regulation. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Employee shall have all the rights of a stockholder with respect to such Shares and to receive all dividends or other distribution paid or made with respect thereto.

          E. The Board of Directors of the Corporation may, upon such terms and conditions as it deems appropriate, accept the surrender by Employee and Employee's right to exercise the Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Exercise Price of the Shares which are the subject of such surrendered Option from the fair market value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

     4. Additional Grant of Options. If on any date set forth in Section 3A(i)-(iv) hereof, inclusive (any such date being referred to herein as a "Vesting Date"), the number of Options first becoming exercisable on such Vesting Date pursuant to
Section 3A hereof represent less than one percent (1%) of the number of shares of Common Stock actually outstanding on such date (assuming the conversions of all outstanding shares of the Corporation's Preferred Stock into shares of Common Stock and the exercise of all of the Corporation's outstanding options and warrants which are "in-the-money" as of such Vesting Date) (collectively, the "Outstanding Shares"), the Corporation shall issue to Employee on such Vesting Date new options, which shall be fully vested and immediately exercisable (subject to the terms of Section 3A hereof) in such number as shall be equal to the amount by which one percent (1%) of the Outstanding Shares exceeds the number of Options first vesting on such date pursuant to Section 3A hereof. The exercise price of such additional options shall be the average of the bid and asked prices of a share of Common Stock on the last thirty (30) trading days prior to the applicable Vesting Date.

          Example:  If on a Vesting Date the
          Corporation has thirty million (30,000,000)
          Outstanding Shares and the number of Options first vesting on such Vesting Date pursuant to Section 3A hereof is two hundred twenty thousand (220,00), the Corporation shall grant to Employee on such Vesting Date options to purchase an additional eighty thousand shares of Common Stock [30,000,000 x
          .01) - 220,000] at the average closing bid and asked prices of a share of

          Common Stock for the thirty (30) trading days prior to such Vesting Date.

To the extent applicable, any reference in this Agreement to the term "Option" shall include any options granted by the Corporation pursuant to this Article 4, any reference in this Agreement to the term "Shares" shall include any shares of Common Stock underlying any options granted pursuant to Article 4 and any reference in this Agreement to the term "Exercise Price" shall include the exercise price of any additional options granted pursuant to this Article 4.

     5. Changes in Capital Structure of the Corporation. In the event of a Change in Capitalization, as defined in the Option Plan, the number of shares of Common Stock subject to this Agreement as well as the Exercise Price of any Shares not yet purchased by Employee shall be as provided in Section 9 of the Option Plan.

     6. Rights Prior to Exercise. Employee shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in
Section 3A hereof, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Employee shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares, except to the extent that Employee has exercised all or a portion of such Option and has been issued and received delivery of a certificate or certificates evidencing the Shares purchased pursuant to such exercise. The Corporation agrees to issue and deliver within thirty (30) days following any valid exercise of any portion of this Agreement, a certificate evidencing Shares so purchased and, the event of the failure of the Corporation to do so within such period, Employee may seek a mandatory injunction against the Corporation requiring it to issue and deliver to Employee such certificate.

     7.   Registration Rights Regarding Shares.

          A. Subject to Employee's compliance with the terms of this Agreement, the Corporation shall use reasonable efforts to prepare, file with the Securities and Exchange Commission (the "SEC") and have become effective prior to the date on which any portion of the Option first may be exercised pursuant to Section 3A hereof a registration statement on Form S-8 (or any successor or other form of registration statement applicable to securities issued under an employee benefit plan or in connection with any employment arrangement) covering the Shares, which shall include an reoffer prospectus covering any resale or reoffer of any or all of the Shares by Employee in brokers' transactions or private, negotiated transactions (in accordance with General Instruction C of Form S-8). The Corporation shall use reasonable efforts to keep such registration statement in effect and promptly to update or revise such reoffer prospectus as necessary to permit Employee to resell in accordance therewith, from time to time, any and all Shares until the earliest of (i) two (2) years after the date that the Option is fully exercised, (ii) the date that Employee has sold or transferred all of the Shares or
(iii) as to any Option which has expired, the date on which the Option expires, as provided in Article 2 hereof.

          B. In the event that the Corporation cannot or does not prepare, file, have become effective and maintain the effectiveness of such registration statement on Form S-8 with reoffer prospectus, as provided in Section 7A hereof, the Corporation shall use reasonable efforts, subject to Employee's compliance with the terms of this Agreement, to prepare, file with the SEC and have become effective on or before the date on which Employee exercises any portion of the Option a registration statement on Form S-3 (or any successor form of registration statement most analogous thereto covering secondary offerings by affiliates) covering resales of any or all of the Shares by Employee in brokers' transactions or private, negotiated transactions. The Corporation shall use reasonable efforts to keep such registration statement in effect and promptly to update or revise any portion thereof as necessary to permit Employee to resell in accordance therewith, from time to time, any Shares acquired upon exercise of the Option until the earliest of (i) two (2) years after the date that the Option is fully exercised,
(ii) the date that Employee has sold or transferred all of the Shares or (iii) as to any Option which has expired, the date on which the Option expires, as provided in Article 2 hereof.

          C. In connection with the registration under the Securities Act of 1933 of the issuance or resale of any or all of the Shares by or for the account of Employee pursuant to Sections 7A or 7B hereof, the Corporation shall file on a timely basis appropriate applications or other instruments to register, qualify or obtain exemptions from registration requirements for the issuance and/or resale under such state securities or blue sky laws as the Corporation shall determine to be reasonably appropriate for the issuance and/or resale of such securities; provided, however, that the Corporation shall not be required, in connection with any such registration, qualification or application for exemption to qualify to do business, to file a general consent to service of process, to register as a broker or dealer or to cause any officer or employee of the Corporation to register as a dealer, broker, agent, salesman or in any similar capacity. Following such registration, qualification or application for exemption, the Corporation shall take reasonable actions to maintain the effectiveness thereof during the period that the corporation is required to maintain and amend the registration statement filed with the SEC under Sections 7A or 7B hereof. All expenses incurred by the Corporation in connection with preparation, filing and amendment or other revision of any registration statement and/or reoffer prospectus pursuant to this
Article 7 and in connection with all related state securities or blue sky applications or other instruments, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Corporation and fees and expenses of accountants incidental to such registration statement or state securities or blue sky applications or other instruments shall be borne by the Corporation; provided, however, that if any state or jurisdiction in which the securities covered by such registration statement are registered or qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities for resale or reoffer be borne by selling stockholders, such expenses shall be payable pro rata by Employee and any other selling stockholders so identified in the registration statement and/or reoffer prospectus prepared under Sections 7A or 7B hereof.

          D. As a condition precedent to the obligations of the Corporation under this Article 7, Employee (i) shall promptly furnish to the Corporation such information regarding Employee and the resale of any and all Shares proposed by Employee as may be required for inclusion in the registration statement and/or reoffer prospectus or any related state securities or blue sky applications or other instruments, as may be necessary to provide supplemental information to the SEC, the National Association of Securities Dealers, Inc. or any administrator of any state securities or blue sky law, or as the Corporation may reasonably request and (ii) shall agree in a manner acceptable to the Corporation that, in selling the Shares, Employee will comply with all applicable laws and regulations and shall sell any or all of the Shares only in strict conformance with the procedures described in such registration statement and/or reoffer prospectus or state securities or blue sky applications or other instruments.

          E. In connection with any registration statement or reoffer prospectus or state securities or blue sky application or other instrument prepared and filed pursuant to this Article 7, the Corporation shall indemnify and hold Employee harmless from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statements or alleged untrue statement of a material fact contained in the registration statement, reoffer prospectus or state securities or blue sky application or other instrument or caused by any omission or alleged omission to state therein any material fact required to be stated or necessary to make the statements which are made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Corporation by Employee for use in the registration statement, reoffer prospectus or state securities or blue sky application or other instrument and (ii) any violation by the Corporation of any provision of applicable Federal or state securities law or any implementing rule or regulation required of the Corporation in connection with any such registration, qualification, exemption, issuance or distribution; provided, however,. that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of the Corporation (which consent shall not unreasonably be withheld). Employee shall indemnify the Corporation, its directors, each officer signing such registration statement, each other person whose securities are included in such registration statement, each person, if any, who controls the Corporation and any officers, directors or controlling persons of such other person from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, reoffer prospectus or state securities or blue sky application or other instrument or caused by any omission or alleged omission to state therein any material fact required to be stated or necessary to make the statements which are made not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished by Employee for use in the registration statement, reoffer prospectus or state securities or blue sky application or other instrument and (ii) any violation by Employee of any provision of applicable Federal or state securities law or any implementing rule or regulation applicable to Employee and relating to action or inaction required of Employee in connection with any such registration, qualification, exemption, resale or distribution; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if settlement is effected without the consent of Employee (which consent shall not unreasonably be withheld). The indemnification provided for in this Section 7E shall be independent of and in addition to any other indemnity agreement by or between the Corporation and Employee. If the indemnification provided in this Section 7E is unavailable to or insufficient to hold harmless the party indemnified hereunder with respect of any losses, claims, damages, liabilities or expenses referred to hereinabove, the party herein obligated to provide such indemnification, in lieu of indemnifying the other party, shall contribute to the amount paid or payable as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the parties in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of any losses, claims, damages and liabilities referred to hereinabove shall be deemed to include any legal or other fees or expenses reasonably incurred by the other party in connection with investigating or defending any such claim. In no event will Employee's liability, however, exceed the amount by which the proceeds to Employee from the sale of Shares exceed the purchase price of such Shares.

          F. Notwithstanding anything contained in this Article 7 to the contrary, in the event that the Corporation has not caused Employee's resale of the Shares to be registered under the Securities Act of 1933 and applicable state securities or blue sky laws, which registration is effective prior to the date that Employee elects to sell all of the Shares owed by Employee, then Employee, in the event that he desires to sell any or all of the Shares then owned by him, may, by written notice to the Corporation, elect to cause the Corporation to repurchase such Shares at a price per share equal to the average of the closing bid and asked prices of a share of Common Stock on the thirty
(30) trading days prior to the date Employee sends the Corporation written notice of the exercise of its election pursuant to this Section 7F. In the event of such election by Employee, the Corporation shall purchase all such Shares, at such price, within ninety (90) days after its receipt of written notice from Employee of his election to cause the Corporation to repurchase such Shares. Alternatively, Employee may give notice to the Corporation of his desire to simultaneously exercise the Option and sell the Shares, and if no registration statement is in effect to permit Employee to publicly sell the Shares immediately upon exercise of the Option, then, within (90) days of such notice the Corporation will either (i) take the necessary steps to permit such sale or (ii) purchase the Shares and pay to the Employee the difference between the Option Exercise Price and the last reported sale price (or if none, the average of the last reported bid and asked price) of the Shares on the day of Employee's notice or the day of the Corporation's payment, whichever is greater. Notwithstanding anything in Paragraph 2 of this Agreement to the contrary, the Option shall be deemed to have been timely exercised by Employee if he gives the aforesaid notice within the periods specified in Paragraph 2 hereof. Employee's rights under this Section 7F shall terminate upon the earliest to occur of (i) two (2) years after the date that the Option is fully exercised, (ii) the date that Employee has sold or transferred all of the Shares or (iii) as to any Option which has expired, the date on which the Option expires, as provided in
Article 2 hereof. Employee may not elect to exercise his rights under this Section 7F more than twice during any calendar year.

          G. The registration rights and other rights granted in this Article 7 are not assignable, in whole or in part, without the prior written consent of the Corporation.

     8. Genders. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

     9. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of any provisions of this Agreement.

     10. Entire Agreement. This Agreement, which incorporates by reference certain provisions of the Option Plan, together with the Employment Agreement, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein or therein. In the event of any conflict between the terms of the Employment Agreement and this Agreement or the Option Plan regarding the Option or the Shares, the terms of this Agreement and the Option Plan shall control. The grant of the Option is subject to shareholder approval. The Corporation shall submit this Agreement and the Option to its shareholders for their approval no later than the 1997 annual meeting of shareholders. If this Agreement and the Option is not approved by the shareholders at or prior to the 1997 annual meeting, the parties will make such amendments as are necessary to accord Employee all of the benefits hereof. In the event of any conflict between the terms of this Agreement and the Option Plan regarding the Option or the Shares, the terms of this Agreement shall control. Any and all prior agreements between the parties hereto with respect to any stock purchase rights or stock option rights regarding the Shares or the Option are hereby revoked.

     11. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal office, and, in the case of Employee, to Employee's address as shown on the Corporation's records.

     12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

     13. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

     14. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement which cannot be resolved by Employee and the Corporation within thirty (30) days after one party delivers to the other party written notice of such controversy or claim shall be submitted to arbitration in accordance with District of Columbia law and the rules and procedures of the American Arbitration Association. Such arbitration shall be conducted by an arbitrator. The determination of the arbitrator shall be conclusive and binding on the Corporation and Employee. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The parties agree to keep the fact of the arbitration and all details relating thereto confidential, except as otherwise required by law or as necessary to enforce or defend against the enforcement of any award of the arbitrator.

     15. Withholding. To the extent that the Corporation is required to withhold any amounts as a result of the exercise by Employee of any of the Options, the Corporation may, and on Participant's request shall, withhold from Employee a sufficient number of Shares as shall be necessary to satisfy such withholding obligation or may take such other actions as the Corporation deems appropriate to satisfy such withholding obligation.

     IN WITNESS WHEREOF, the Corporation and Employee have executed this Agreement as of the day and year first above written.

                              CORPORATION:

                              THE NOSTALGIA NETWORK, INC. a
                              Delaware corporation



                              By:  /s/ Dong Moon Joo
                                _______________________
                                Dong Moon Joo


                              EMPLOYEE:



                                /s/ Squire Rushnell
                                _______________________
                                Squire Rushnell